Exhibit 99.1

NeuroMetrix Reports Q3 2013 Results

Progress in Building Broad Distribution Channel for SENSUS™ Pain Management System

WALTHAM, Mass., October 23, 2013 (BUSINESS WIRE) -- NeuroMetrix, Inc. (the “Company”) (Nasdaq: NURO), a medical device company focused on the treatment and management of the neurological complications of diabetes, today reported business and financial highlights for the third quarter ended September 30, 2013.

The Company is building a broad national distributional channel for its SENSUS Pain Management System, which is a novel transcutaneous electrical nerve stimulator intended for treating chronic pain. SENSUS is a convenient and wearable non-invasive device that offers physicians and their patients a non-narcotic pain relief option as a complement to medications. The device is lightweight and can be worn during the day while remaining active, or at night while sleeping. The Company believes it is the only transcutaneous electrical nerve stimulator designed specifically for people with diabetes that suffer from chronic pain. The most common cause of such pain is painful diabetic neuropathy (PDN), which affects up to 5 million people in the U.S. alone. The Company’s business strategy is to develop widespread distribution in the United States through multiple sales channels while expanding the market through complementary clinical indications.

Recent highlights:

•	Third quarter 2013 revenue of $1.3 million represented sequential growth from $1.2 million revenue reported for the second quarter of 2013.
•	SENSUS shipments accelerated to 557 devices in the third quarter, up from 210 devices in the second quarter and 145 devices in the first quarter of product launch. To date, over 1,000 SENSUS devices have been shipped.
•	Simplex Healthcare entered an agreement to offer SENSUS through its wholly owned subsidiary, Diabetes Care Club, which is one of the largest providers of mail order diabetes supplies in the United States.
•	Rehabilitation Management Group (RMG) and its subsidiary, OsteoArthritis Centers of America, entered an agreement to incorporate SENSUS into their proprietary chronic pain programs, which are offered by over 100 affiliated clinics.
•	David Van Avermaete, former US President of the LifeScan division of Johnson & Johnson and a seasoned executive in the medical device and diabetes field, joined the company’s Board of Directors. This added valuable commercialization experience

“SENSUS is gaining attention among key national distribution companies who see the clinical and market potential for a non-narcotic, non-addictive pain relief option,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Although the engagement process takes time, we are encouraged by our recently-announced partnerships with Diabetes Care Club and OsteoArthritis Centers of America. Our distributor pipeline is active and expanding. We continue to be focused on building a sound distribution foundation capable of accelerating SENSUS revenues in 2014 and beyond.”

1

The Company reported its financial results for the third quarter of 2013. Total revenues were $1.3 million compared with $1.8 million for the third quarter of 2012. Gross profit for the third quarter of 2013 was 56.0 percent of total revenues compared to 55.0 percent of total revenues in the third quarter of 2012. Operating expenses for the third quarter of 2013 were $2.3 million compared to $3.6 million in the third quarter of 2012. The Company recognized other income of $0.9 million in the third quarter of 2013 from the change in value of outstanding common stock warrants. Net loss for the third quarter of 2013 was $0.7 million, or $0.26 per share compared to a net loss of $2.6 million for the third quarter of 2012, or $1.24 per share. NeuroMetrix reported net cash usage of $1.8 million in the third quarter of 2013 and ended the period with cash resources of $7.8 million. Per share amounts have been adjusted for the effects of the February 2013 reverse stock split.

For the nine month period ended September 30, 2013, the Company reported revenues of $3.9 million and a net loss of $4.3 million, or $2.13 per share. In the comparable nine month period ended September 30, 2012, the Company recorded revenues of $6.1 million and a net loss of $8.1 million, or $4.37 per share.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, October 23, 2013 at 8:00 a.m., Eastern time. To access the call, dial 866-318-8616 (domestic), or 617-399-5135 (international). The confirmation code is 45881864. The call will also be webcast and will be accessible from the Company's website at http://www.neurometrix.com under the "Investor Relations" tab. A replay of the conference call will be available for two weeks starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 10333915.

About NeuroMetrix

NeuroMetrix is a medical device company that develops and markets home use and point-of-care devices for the treatment and management of chronic pain, peripheral neuropathies, and associated neurological disorders. The Company is presently focused on diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The company markets the SENSUS™ Pain Management System for treating chronic pain, focusing on physicians managing patients with painful diabetic neuropathy. The company also markets the DPNCheck® device, which is a rapid, accurate, and quantitative point-of-care test for diabetic neuropathy. This product is used to detect diabetic neuropathy at an early stage and to guide treatment. For more information, please visit http://www.neurometrix.com.

2

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of SENSUS and NC-stat DPNCheck, our ability to build a successful business focused on diabetic peripheral neuropathy, our hope of expanding our commercial sales channel of our diabetic neuropathy products and our hope that entering into SENSUS pilot programs with national distribution partners will rapidly expand SENSUS awareness and sales. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

3

NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$1,314,728	$1,764,764	$3,876,654	$6,052,137
Cost of revenues	578,484	793,990	1,649,429	2,912,284
Gross profit	736,244	970,774	2,227,225	3,139,853
Operating expenses:
Research and development	740,324	980,361	2,727,590	2,979,153
Sales and marketing	581,079	1,457,079	2,241,138	4,586,822
General and administrative	1,014,295	1,147,075	3,240,049	3,720,407
Total operating expenses	2,335,698	3,584,515	8,208,777	11,286,382

Loss from operations	(1,599,454)	(2,613,741)	(5,981,552)	(8,146,529)
Interest income	1,407	3,487	4,570	11,812
Warrants offering costs	—	—	(376,306)	—
Change in fair value of warrant liability	881,783	—	2,037,779	—

Net loss	$(716,264)	$(2,610,254)	$(4,315,509)	$(8,134,717)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.26)	$(1.24)	$(2.13)	$(4.37)

Note: per share amounts have been adjusted to reflect the Company’s
1:6 reverse stock-split which occurred on February 15, 2013.

Condensed Balance Sheets

(Unaudited)

	September 30, 2013	December 31, 2012

Cash and cash equivalents	$7,836,168	$8,699,478
Other current assets	1,659,603	1,873,588
Noncurrent assets	207,135	304,381
Total assets	$9,702,906	$10,877,447

Current liabilities	$1,894,924	$2,005,606
Noncurrent liabilities:
Common stock warrants	1,973,426	—
Other	27,379	71,419
Stockholders’ equity	5,807,177	8,800,422
Total liabilities and stockholders’ equity	$9,702,906	$10,877,447

4